Morgan Stanley Variable Investment Series Income
Plus Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3


Securities Purchased:  Teva Pharmaceutical Finance
3.150% due 10/1/2026
Purchase/Trade Date:	7/18/2016
Offering Price of Shares: $99.734
Total Amount of Offering: $3,500,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.004 %
Percentage of Fund's Total Assets: 0.13 %
Brokers: Barclays Group, BofA Merrill Lynch,
BNP Paribas, Credit Suisse, HSBC, Mizuho
Securities, Citigroup, Morgan Stanley, RBC Capital
Markets, SMBC Nikko, Bank of China, MUFG,
BBVA, PNC Capital Markets LLC,
COMMERZBANK, Scotiabank, Lloyds Securities,
TD Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Siemens
Financieringsmaatschappij N.V. 2.350% due
10/15/2026
Purchase/Trade Date:	9/6/2016
Offering Price of Shares: $99.713
Total Amount of Offering: $1,700,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund: 0.018 %
Percentage of Fund's Total Assets: 0.27%
Brokers: Goldman, Sachs & Co., Barclays, BBVA,
BNP PARIBAS, COMMERZBANK, BofA Merrill
Lynch, Societe Generale Corporate & Investment
Banking, Morgan Stanley, UniCredit Bank
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Royal Bank of Scotland
Group Pic 3.875% due 9/12/2023
Purchase/Trade Date:	9/7/2016
Offering Price of Shares: $99.970
Total Amount of Offering: $2,650,000,000
Amount Purchased by Fund: $375,000
Percentage of Offering Purchased by Fund: 0.014 %
Percentage of Fund's Total Assets: 0.33 %
Brokers: RBS,  BNP PARIBAS, BofA Merrill
Lynch, Morgan Stanley, BNY Mellon Capital
Markets, LLC, CIBC Capital Markets, Danske
Markets Inc., Societe Generale Corporate &
Investment Banking, UniCredit Capital Markets
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Cisco Systems Inc. 1.850%
due 9/20/2021
Purchase/Trade Date:	9/13/2016
Offering Price of Shares: $99.986
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $800,000
Percentage of Offering Purchased by Fund: 0.040%
Percentage of Fund's Total Assets: 0.71%
Brokers: BofA Merrill Lynch, Citigroup, HSBC,
J.P. Morgan, Morgan Stanley, Deutsche Bank
Securities, Goldman, Sachs & Co., Wells Fargo
Securities, Barclays, Credit Suisse, BB&T Capital
Markets, Lloyds Securities, Academy Securities,
BNP PARIBAS, RBC Capital Markets
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.



Securities Purchased:  Thermo Fisher Scientific Inc.
2.950% due 9/19/2026
Purchase/Trade Date:	9/14/2016
Offering Price of Shares: $98.787
Total Amount of Offering: $1,200,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund: 0.027%
Percentage of Fund's Total Assets: 0.29%
Brokers: J.P. Morgan, Citigroup, Deutsche Bank
Securities, BofA Merrill Lynch, Barclays, US
Bancorp, BNP PARIBAS, BNY Mellon Capital
Markets, LLC, Credit Suisse, HSBC, ING,
KeyBanc Capital Markets, Loop Capital Markets,
Mizuho Securities, Morgan Stanley, MUFG, SMBC
Nikko, Scotiabank, Wells Fargo Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.


Securities Purchased:  CF Industries Inc. 4.500%
due 12/1/2026
Purchase/Trade Date:	11/10/2016
Offering Price of Shares: $99.385
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund: 0.040%
Percentage of Fund's Total Assets: 0.28%
Brokers: Morgan Stanley, Scotiabank, BMO Capital
Markets, CIBC Capital Markets, Citigroup, PNC
Capital Markets LLC, RBC Capital Markets,
Goldman, Sachs & Co., Wells Fargo Securities,
SunTrust Robinson Humphrey, US Bancorp
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.


Securities Purchased:  Pfizer Inc. 3.000% due
12/15/2026
Purchase/Trade Date:	11/14/2016
Offering Price of Shares: $99.148
Total Amount of Offering: $1,750,000,000
Amount Purchased by Fund: $650,000
Percentage of Offering Purchased by Fund: 0.037%
Percentage of Fund's Total Assets: 0.61%
Brokers: BofA Merrill Lynch, Citigroup, Credit
Suisse, RBC Capital Markets, Deutsche Bank
Securities, HSBC, Mizuho Securities, BNP
PARIBAS, Santander, Academy Securities,
Ramirez & Co., Inc., JP Morgan, Siebert Cisneros
Shank & Co., LLC, Morgan Stanley, The Williams
Capital Group, LP
Purchased from: Credit Suisse
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.

Securities Purchased:  Abbott Laboratories 2.350%
due 11/22/2019
Purchase/Trade Date:	11/17/2016
Offering Price of Shares: $99.529
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $450,000
Percentage of Offering Purchased by Fund: 0.030%
Percentage of Fund's Total Assets: 0.42%
Brokers: BofA Merrill Lynch, Barclays, Morgan
Stanley, BNP PARIBAS, Citigroup, Deutsche Bank
Securities, MUFG, SOCIETE GENERALE, HSBC,
Standard Chartered Bank, Santander, Goldman,
Sachs & Co., The Williams Capital Group, LP,
BBCA, ING, Mizuho, RBC Capital Markets, US
Bancorp
Purchased from: Bank of America
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.



Securities Purchased:  Time Warner Inc. 3.800%
due 2/15/2027
Purchase/Trade Date:	11/29/2016
Offering Price of Shares: $99.615
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $350,000
Percentage of Offering Purchased by Fund: 0.023%
Percentage of Fund's Total Assets: 0.33%
Brokers: Barclays, Citigroup, Mizuho Securities,
Wells Fargo Securities, BNP PARIBAS, Credit
Agricole CIB, Morgan Stanley, RBS, Santander,
SMBC Nikko, SOCIETE GENERALE, BNY
Mellon Capital Markets, LLC, BofA Merrill Lynch,
Credit Suisse, Deutsche Bank Securities, JP
Morgan, MUFG, Ramirez & Co., Inc., Scotiabank,
Siebert Cisneros Shank & Co., LLC
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.